Exhibit 2.1

EXECUTION VERSION

THIRD AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This THIRD AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), is entered into as of October 8, 2024, by and among Thunder Bridge Capital Partners IV, Inc., a Delaware corporation (“Thunder Bridge”), Coincheck Group B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“PubCo”), M1 Co G.K., a Japanese limited liability company (godo kaisha) (“HoldCo”), Coincheck Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Coincheck, Inc., a Japanese joint stock company (kabushiki kaisha) (the “Company”). Thunder Bridge, PubCo, HoldCo, Merger Sub and the Company are collectively referred to herein as the “Parties” and individually as a “Party.” Unless otherwise specified, capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of March 22, 2022, as amended by that certain Amendment to Business Combination Agreement (the “First Amendment”), dated as of May 31, 2023, and that certain Second Amendment to Business Combination Agreement (the “Second Amendment”), dated as of May 28, 2024 (as amended, the “Agreement”) (as amended, the “Agreement”);

WHEREAS, pursuant to Section 14.10 of the Agreement, the Agreement maybe amended only by a duly authorized agreement in writing executed in the same manner as the Agreement and which makes reference to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Amendment, and intending to be legally bound, the Parties hereby agree as follows:

1.	Amendments. The Agreement shall be amended as follows effective the date hereof:

(a) The seventh “WHEREAS” clause in the Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, prior to the PubCo Subscription (defined below), Monex will advance a loan in the amount of EUR 1,225,876.16 (the “HoldCo Loan Amount”) to HoldCo (the “HoldCo Loan Advancement”).”

(b) The eighth “WHEREAS” clause in the Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, following the HoldCo Loan Advancement and prior to the HoldCo Contribution (defined below), HoldCo will subscribe for, and PubCo will issue to HoldCo, a number of new PubCo Ordinary Shares equal to 122,587,616 (the “PubCo Exchange Shares”), in exchange for an aggregate subscription price payable to PubCo by HoldCo equal to USD 1,225,876,160 (the “Aggregate PubCo Share Consideration”), of which Aggregate PubCo Share Consideration (i) an amount equal to the HoldCo Loan Amount will be paid in cash to satisfy the payment obligation on the PubCo Exchange Shares (the “PubCo Subscription Cash Consideration”) and (ii) an amount equal to the Aggregate PubCo Share Consideration minus the HoldCo Loan Amount will remain outstanding in the form of a short-term note (the “PubCo Subscription Note Consideration”) (the “PubCo Subscription”).”

(c) The last “WHEREAS” clause in the Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, upon the consummation of the Transactions (excluding any Sponsor Investment, any third party financing and any direct investment by Monex in new PubCo Ordinary Shares), the Company Shareholders will collectively hold 122,587,616 PubCo Ordinary Shares (the “Closing Company Shareholder Share Consideration”), which, valued at the Business Combination Per Share Price, will represent a total equity value of USD 1,225,876,160.”

(d) The definition of “Acceleration Event” in Section 1.01 of the Agreement shall be deleted in its entirety.

(e) The definition of “Change of Control Transaction” in Section 1.01 of the Agreement shall be deleted in its entirety.

(f) The definition of “Company Shareholder Earn Out Shares” in Section 1.01 of the Agreement shall be deleted in its entirety.

(g) The definition of “Earn Out Period” in Section 1.01 of the Agreement shall be deleted in its entirety.

(h) The definition of “Escrow Account” in Section 1.01 of the Agreement shall be deleted in its entirety.

(i) The definition of “Escrow Agent” in Section 1.01 of the Agreement shall be deleted in its entirety.

(j) The definition of “Escrow Agreement” in Section 1.01 of the Agreement shall be deleted in its entirety.

(k) The definition of “Escrowed Company Shareholder Earn Out Shares” in Section 1.01 of the Agreement shall be deleted in its entirety.

(l) The definition of “Release Notice” in Section 1.01 of the Agreement shall be deleted in its entirety.

(m) The definition of “Sponsor Earn Out Shares” in Section 1.01 of the Agreement shall be deleted in its entirety.

(n) The definition of “Triggering Event” in Section 1.01 of the Agreement shall be deleted in its entirety.

(o) The definition of “Triggering Event I” in Section 1.01 of the Agreement shall be deleted in its entirety.

(p) The definition of “Triggering Event II” in Section 1.01 of the Agreement shall be deleted in its entirety.

(q) Article IV of the Agreement shall be deleted in its entirety and replaced with the following:

ARTICLE IV

SPONSOR FORFEITURE

Section 4.01 Forfeiture at Closing. At the Closing, the Sponsor shall automatically forfeit and surrender, and PubCo shall repurchase for no consideration, 2,365,278 of the PubCo Ordinary Shares to be delivered to Sponsor in accordance with Section 3.02(b)(i) (which number shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to PubCo Ordinary Shares), which forfeiture shall be treated as an adjustment to the Closing Thunder Bridge Share Consideration for Tax purposes.”

2.	Ratification of Binding Provisions. All paragraphs, provisions and clauses in the Agreement not modified by this Amendment shall remain in full force and effect as originally written or, if amended by the First Amendment or the Second Amendment, as amended.

3.	Assignment. No Party shall assign this Amendment or any part hereof without the prior written consent of the Company and Thunder Bridge.

4.	Entire Agreement. This Amendment, the First Amendment, the Second Amendment, the Agreement (together with the Disclosure Letters and Exhibits to the Agreement and the other Transaction Documents) and the Confidentiality Agreement constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the Parties except as expressly set forth or referenced in this Amendment, the First Amendment, the Second Amendment, the Agreement, the other Transaction Documents and the Confidentiality Agreement.

5.	Amendments. This Amendment maybe amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as the Agreement and which makes reference to this Amendment and the Agreement.

6.	Governing Law. This Amendment, and all claims or causes of action based upon, arising out of, or related to this Amendment, shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws or statute of limitations of another jurisdiction.

7.	Counterparts. This Amendment maybe executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date first written above.

THUNDER BRIDGE CAPITAL PARTNERS IV, INC.

By:	/s/ Gary A. Simanson
Name:	Gary A. Simanson
Title:	Chief Executive Officer

[Signature Page to Third Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date first written above.

COINCHECK GROUP B.V.

By:	/s/ Oki Matsumoto
Name:	Oki Matsumoto
Title:	Managing Director

[Signature Page to Third Amendment to Business Combination Agreement]

M1 CO G.K.

By:	/s/ Akira Inoue
Name:	Akira Inoue
Title:	Executive Manager

[Signature Page to Third Amendment to Business Combination Agreement]

COINCHECK MERGER SUB, INC.

By:	/s/ Akira Inoue
Name:	Akira Inoue
Title:	President & Secretary

[Signature Page to Third Amendment to Business Combination Agreement]

COINCHECK, INC.

By:	/s/ Satoshi Hasuo
Name:	Satoshi Hasuo
Title:	Chairman, Representative Director & Executive Director

[Signature Page to Third Amendment to Business Combination Agreement]